SECOND AMENDMENT TO THE
                        BELLSOUTH RETIREMENT SAVINGS PLAN

         THIS SECOND AMENDMENT to the BellSouth Retirement Savings Plan (the "Plan") is made as of this 14th day of March, 2002, by the BellSouth Savings Plan Committee (the "Committee").

                              W I T N E S S E T H:

         WHEREAS, BellSouth Corporation ("BellSouth") maintains the Plan for the benefit of its employees and employees of certain of its affiliates;

         WHEREAS, Section 19.1 of the Plan provides that the Plan may be amended at any time by action of the delegate of the Board of Directors of BellSouth Corporation;

         WHEREAS, the Board has delegated the authority to approve amendments to the Plan to the Executive Nominating and Compensation Committee, which in turn has delegated this authority to the Committee; and

         WHEREAS, Section 22.4 of the Plan provides that any amendment to this Plan automatically shall be effective as to each Participating Company without any further action by any Participating Company; and

         WHEREAS, the Committee desires to amend the Plan to allow participants to transfer amounts invested in such participants' ESOP Accounts to any one or more of the investment funds available under the Plan regardless of age or years of service; provided, such transfers will be made in accordance with the Plan and any administrative guidelines established with respect thereto;

         NOW, THEREFORE, the Plan is amended as follows:

                                       1.

         Effective March 15, 2002, Section 7.4(b) of the Plan is amended by eliminating the parenthetical "(excluding a Participating Employee's ESOP Account)" contained therein.

                                       2.

         Effective as of March 15, 2002, Section 7.5 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

4.       [RESERVED].




                                       3.

         Any other provisions of the Plan not amended herein shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee as of the date first written above.

                                            BELLSOUTH SAVINGS PLAN COMMITTEE

                                            /s/ Richard D. Sibbernsen
                                            --------------------------------

                                            By:  Richard D. Sibbernsen, Chairman